Exhibit 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:   Gary A. Rose
Chief Financial Officer
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS SECOND QUARTER 2005 SALES INCREASE OF 4.2%;
27th CONSECUTIVE QUARTER OF SALES GROWTH

        GRAND RAPIDS, Michigan, June 28, 2005. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and O’Charley’s franchisee, today announced net sales for the second fiscal quarter ended May 29, 2005, increased 4.2% to $14.0 million, compared to $13.5 million during the same period last year. Meritage reported a net loss for the quarter of $1,010,000 or $0.21 per share, compared to net earnings of $75,000 or a net loss on common shares of $0.01 per share for the same period last year.

Six Month Results 2005

        Sales for the six-month period ended May 29, 2005, increased 5.9% to $27.0 million, compared to $25.5 million during the same period last year. Meritage reported a net loss for the six month period of $2,813,000 or $0.59 per share, compared to a net loss of $405,000 or $0.12 per share for the same period last year.

        Meritage’s Chief Financial Officer, Gary A. Rose, stated, “We are pleased with our restaurant growth which delivered our 27th consecutive quarter of sales increases. These continued sales increases underscore Meritage’s long-term commitment to business growth and value creation for our shareholders. As originally forecasted, we incurred a loss for the second quarter due to the rapid expansion of our O’Charley’s restaurant brand. Pre-opening costs and operational inefficiencies related to new stores factored heavily into the net loss incurred by the O’Charley’s business segment. Additionally, our Wendy’s business segment experienced a loss during the first half of the year due to food cost increases and a same store sales decline caused in part by the now unfounded but highly publicized claim that a finger was found in a bowl of Wendy’s chili at a California restaurant. We are encouraged, however, with Wendy’s new national marketing efforts and menu pricing that is aimed at reviving sales and increasing operating margins.

        In the second quarter, we continued with our previously reported strategy of funding a portion of the O’Charley’s expansion with real estate sale and leaseback transactions involving some of our Wendy’s restaurants. During 2005, these transactions resulted in the immediate recognition of debt extinguishment charges as well as significant state tax expense. However, on the positive side, the sale and leaseback transactions generated cash proceeds of $13.7 million in the first half of 2005, permitted the Company to pay down $8.3 million of long-term debt and resulted in deferred long-term gains of $5.5 million. Despite these real estate sales, Meritage still owns more than half of its Wendy’s restaurants.”

        Rose continued, “Due to the factors noted above, we continue to believe that our 2005 results depict an incomplete picture of the Company’s progress relating to its strategic development plans. Through its O’Charley’s development efforts, Meritage is creating a more diversified portfolio that hedges against isolated events such as increased commodity costs or bad publicity associated with a brand.”

        Meritage is one of the nation’s premier franchise operators currently operating 51 restaurants. The Company is the only publicly traded Wendy’s franchisee, operating 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan and serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system over the past several years. Meritage is also the nation’s first and only publicly traded O’Charley’s franchisee, with three O’Charley’s restaurants in operation and two currently under development that will be opening later this year. Meritage holds the right to develop O’Charley’s restaurants throughout Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s subjects Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended May 29, 2005 and May 30, 2004
(Unaudited)

	May 29, 2005	May 30, 2004
Food and beverage revenue	$14,031,342	$13,468,262

Costs and expenses
Cost of food and beverages	3,948,101	3,674,025
Operating expenses	8,836,104	7,633,194
General and administrative expenses	954,862	816,267
Depreciation and amortization	650,501	669,266

Total costs and expenses	14,389,568	12,792,752

(Loss) earnings from operations	(358,226)	675,510

Other income (expense)
Interest expense	(520,023)	(609,854)
Debt extinguishment charges	(89,243)	--
Interest income	39,275	9,005
Other income, net	--	--
Gain on sale of non-operating property	--	--

Total other expense	(569,991)	(600,849)

(Loss) earnings before income taxes	(928,217)	74,661

Income taxes	81,321	--

Net (loss) earnings	(1,009,538)	74,661

Dividends on preferred stock	106,642	106,642

Net loss on common shares	$(1,116,180)	$(31,981)

Net loss per common share - basic and diluted	$(0.21)	$(0.01)

Weighted average shares outstanding - basic and diluted	5,343,009	5,266,866

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Six Months Ended May 29, 2005 and May 30, 2004
(Unaudited)

	May 29, 2005	May 30, 2004
Food and beverage revenue	$27,028,508	$25,527,386

Costs and expenses
Cost of food and beverages	7,657,680	6,955,487
Operating expenses	17,274,570	14,909,918
General and administrative expenses	2,007,226	1,634,850
Depreciation and amortization	1,316,115	1,370,707

Total costs and expenses	28,255,591	24,870,962

(Loss) earnings from operations	(1,227,083)	656,424

Other income (expense)
Interest expense	(1,072,261)	(1,213,043)
Debt extinguishment charges	(507,716)	--
Interest income	72,712	10,474
Other income, net	2,500	4,400
Gain on sale of non-operating property	--	136,800

Total other expense	(1,504,765)	(1,061,369)

Loss before income taxes	(2,731,848)	(404,945)

Income taxes	81,321	--

Net loss	(2,813,169)	(404,945)

Dividends on preferred stock	319,926	219,926

Net loss on common shares	$(3,133,095)	$(624,871)

Net loss per common share - basic and diluted	$(0.59)	$(0.12)

Weighted average shares outstanding - basic and diluted	5,293,788	5,305,076